U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2012

Citigroup Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York (Address of principal executive offices)	10022 (Zip Code)

(212) 559-1000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 2.02 Results of Operations and Financial Condition.

Item 8.01 Other Events.

On February 9, 2012, Citigroup Inc. (“Citi”) announced that CitiMortgage, along with other major mortgage servicers, has reached an agreement in principle with the United States and with the Attorneys General for 49 states and the District of Columbia to settle a number of related investigations into residential loan servicing and origination practices (the “Settlement”). Citi’s monetary portion of the Settlement is payable in three parts, as described below, for a total amount of $2.2 billion. The Settlement also involves certain additional servicing standards and legal releases covering certain categories of claims.

As referenced above, the announcement today reflects an agreement in principle only. Accordingly, the final terms and provisions of the agreement are subject to further documentation and Citi’s Board of Directors approval as well as final court approval.

Monetary Component

The monetary component of the Settlement is to be paid in three parts: a payment in cash upon final court approval; customer relief payments; and refinancing concessions.

Citi Share

Cash payment: Payable to the states and U.S.	$415 million
federal agencies, a portion to be used by the states
for payments to homeowners affected by
foreclosure practices

Customer relief payments: Payable in the form	$1,411 million
of loan modifications for delinquent borrowers, which
includes principal reductions, to be completed over
three years

Refinancing concessions: Generally payable	$378 million
for current homeowners to reduce interest
rates on borrowers with underwater properties, to be
completed over three years

Citi expects that existing reserves will be sufficient to cover customer relief payments and all but a small portion of the cash payment called for under this Settlement. However, Citi will adjust its fourth quarter and full year 2011 financial results to reflect an additional $84 million (after tax) charge. The impact of the refinancing concessions will be recognized over a period of years in the form of lower interest income.

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In addition, Citi will adjust its fourth quarter and full year 2011 financial results to reflect an additional $125 million (after tax) charge in connection with the resolution of related mortgage litigation. Each of the after tax charges noted above reflects subsequent events since year end resulting in additional charges above previous estimates.

The table below sets forth Citi’s summary financial results for the full year 2011, as reported on January 17, 2012 and as adjusted.

	Citigroup Inc. and Consolidated Subsidiaries
In millions of dollars, except per-share amounts and ratios	2011 As reported	2011 As adjusted	2010
Net interest revenue	$48,447	$48,447	$54,186
Non-interest revenue	29,906	29,906	32,415
Revenues, net of interest expense	$78,353	$78,353	$86,601
Operating expenses	50,658	50,933	47,375
Provisions for credit losses and for benefits and claims	12,796	12,796	26,042
Income from continuing operations before income taxes	$14,899	$14,624	$13,184
Income taxes	3,587	3,521	2,233
Income from continuing operations	$11,312	$11,103	$10,951
Income (loss) from discontinued operations, net of taxes	112	112	(68)
Net income before attribution of noncontrolling interests	$11,424	$11,215	$10,883
Net income attributable to noncontrolling interests	148	148	281
Citigroup’s net income	$11,276	$11,067	$10,602
Net income (loss) for:
Citicorp	$14,442	$14,442	$14,711
Citi Holdings	(2,434)	(2,643)	(4,263)
Corporate/Other	(732)	(732)	154
Citigroup’s net income	$11,276	$11,067	$10,602
Diluted earnings per share
Income from continuing operations	$3.66	$3.59	$3.55
Net income	3.69	3.63	3.54
Ratios
Return on average common stockholders’ equity	6.5%	6.4%	6.8%
Tier 1 Common	11.8	11.8	10.75
Tier 1 Capital	13.6	13.6	12.91
Total Capital	17.0	17.0	16.59
Book value per common share	$60.78	$60.70	$56.15
Tangible book value per common share*	49.81	49.74	44.55

*Tangible book value per common share is a non-GAAP financial measure. Please see the table below.

Servicing Standards

The Settlement also provides for additional servicing standards. While Citi expects to incur additional operating expenses in connection with these standards, it does not currently expect that the impact of these expenses will be material.

Legal Releases

Citi is receiving releases in connection with the Settlement, which will include many servicing and origination issues, but will not include those arising from securitizations, criminal claims, whole loan sales, and certain other specific exceptions which will be detailed as part of the final Settlement agreements.

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A copy of Citi’s related press release, filed as Exhibit 99.1 to this Form 8-K, is incorporated herein by reference in its entirety and shall be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Tangible book value per share is a non-GAAP financial measure. A reconciliation of Citigroup’s total stockholders’ equity to tangible book value per share is as follows:

In millions of dollars, except per share amounts and ratios	Dec. 31, 2011 As reported	Dec. 31, 2011 As adjusted	Dec. 31, 2010 As Reported
Citigroup’s Total Stockholders’ Equity	$178,015	$177,806	$163,468
Less: Preferred Stock	312	312	312
Common Stockholders’ Equity	$177,703	$177,494	$163,156
Less:
Goodwill	25,413	25,413	26,152
Intangible Assets (other than Mortgage Servicing Rights)	6,600	6,600	7,504
Net Deferred Taxes Assets Related to Goodwill and Intangible Assets	44	44	56
Tangible Common Equity (TCE)	$145,646	$145,437	$129,444
Common Shares Outstanding at quarter end	2,923.9	2,923.9	2,905.8
Tangible Book Value Per Share	$49.81	$49.74	$44.55
(Tangible Common Equity/Common Shares Outstanding)

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number
99.1	Press Release, dated February 9, 2012, issued by Citigroup Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: February 9, 2012
	By:	/s/ MICHAEL S. HELFER
Name: Michael S. Helfer
Title: General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit Number
99.1	Press Release, dated February 9, 2012, issued by Citigroup Inc.

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